UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 30, 1996



                     nStor Technologies, Inc.

      (Exact name of registrant as specified in its charter)


                             DELAWARE

          (State or other jurisdiction of incorporation)



      0-8354                                    95-2094565
(Commission  File No.)                       (I.R.S. Employer
                                            Identification No.)



                        100 Century Blvd.
                  West Palm Beach, Florida 33417
      (Address and Zip Code of Principal Executive Offices)



                        (561) 640-3131
        Registrant's telephone number, including area code





                          Not Applicable
                 (Former name or former address,
                  if changed since last report)








ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


Pursuant to an Asset Purchase Agreement (the "Acquisition Agreement"), dated November 30, 1996, between Parity Systems, Inc. ("Parity"), a privately-owned California corporation headquartered in Los Gatos, California, and nStor Corporation, Inc. ("nStor"), a subsidiary of Registrant and a Delaware corporation, effective December 1, 1996 nStor acquired certain assets and assumed certain liabilities of Parity (the "Business"). The closing of the acquisition took place on December 30, 1996.

The purchase price consisted of approximately $5.8 million in cash, including approximately $3 million to repay the outstanding balance of Parity's bank line of credit, plus a three year warrant to purchase 500,000 shares of Registrant's common stock at $2.10 per share, the market price on October 17, 1996, the date of execution of the Letter of Intent regarding the Parity acquisition. The purchase price includes $300,000 to be held in escrow for up to three years in connection with certain indemnifications made by Parity.

The Business acquired by nStor consists of the design, manufacture and sale of computer storage subsystems, memory devices and peripheral equipment, and the integration of storage management solutions, digital media management, and client/server systems for RISC-based UNIX and Windows NT Server environments.
The acquisition enables nStor to gain access to the rapidly-expanding mid-range UNIX market and expands nStor's product line to include high-performance storage and data protection/management solutions, backup/data recovery solutions, hierarchial storage management, visual asset management systems and compact disc recorder technology.

In connection with the acquisition, as of December 31, 1996 nStor entered into a two year Employment Agreement, with Norbert Witt ("Witt"), the president and a principal shareholder of Parity, under which nStor has agreed to pay Witt an annual base salary of $200,000, plus incentive compensation of 5% and 3% of the net earnings, as defined, of the Parity Division for 1997 and 1998, respectively, up to an annual maximum of $100,000. Witt is also entitled to be granted options to purchase 100,000 shares of Registrant's common stock at $2.10 per share, which options vest ratably during the term of employment.






ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 14, 1997.




     (b)  Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 14, 1997.


     (c)  Exhibits

Description of Documents


  10.1    Asset Purchase Agreement Between Parity Systems, Inc.
          ("Parity") and nStor Corporation, Inc. ("nStor"), dated as of November 30, 1996.


  10.2 Employment Agreement Between nStor and Norbert Witt, effective as of December 31, 1996 (to be filed by amendment).


  10.3 Form of Warrant, dated December 30, 1996, granting Parity the right to purchase 500,000 shares of the Registrant's common stock.
















                            SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    nSTOR TECHNOLOGIES, INC.

                         /s/ Mark Levy
                    _________________________
                    Mark Levy, President






     Date:  January 10, 1997